THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT') AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND. SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT.

No. WCS-2000-2

                        WARRANT TO PURCHASE COMMON STOCK

                                       of

                                 MELTRONIX, INC.

                      Void after 5:00 p.m. on June 13, 2005

         This certifies that, for valid and good consideration, Transpac Nominees Pte Ltd ("Holder') is entitled, subject to the terms set forth below, to purchase from Meltronix, Inc., a California corporation ("Company"), the number of shares of the Common Stock of the Company, as constituted on the date hereof, upon surrender hereof, at the principal office of the Company referred to below at the Exercise Price as set forth in Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to determination and adjustment as provided below.

         1. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in. part, at any time or from time to time on or after July 14, 2000. This Warrant shall expire at 5:00 p.m., Pacific Standard Time, on June 13, 2005, without any action on the part of any party (the "Expiration Date").

         2. Exercise Price. The exercise price at which this Warrant may be exercised shall be One Point Three Four Three Seven Five Dollars ($1.34375) per share of Common Stock, as adjusted from time to time pursuant to Section 12 hereof ("Exercise Price"), payable either by cash, certified or cashiers' check, or wire transfer..

         3. Number of Shares. The Holder is entitled, subject to the provisions of this Warrant, to purchase from the Company an aggregate of Two Hundred Fifty Thousand (250,000). shares of fully paid and nonassessable shares of Common Stock of the Company (subject to adjustment as provided herein) ("Warrant Shares").

         4. Exercise of Warrant.

                  a. Subject to the terms and conditions set forth herein, the purchase rights represented by this Warrant are exercisable by the Holder in whole or in part, at any time, or from time to time, during the term hereof as described in Section I above, and such exercise shall be effected by the surrender of this Warrant accompanied by the completed Notice of Paid Exercise annexed hereto and payment of the Exercise Price in cash, certified or cashiers' check, or wire transfer.

                  b. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person or persons entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise.

                  c. Upon any partial exercise of this Warrant, there shall be issued to the Holder hereof a new Warrant certificate in respect of the Warrant Shares as to which this Warrant shall not have been exercised.

This Warrant certificate may be exchanged at the office of the Company by surrender of this Warrant certificate properly endorsed either separately or in combination with one or more other Warrant certificates for one or more new Warrant certificates evidencing the right of the Holder thereof to. purchase the same aggregate number of Warrant Shares as were purchasable upon exercise of this Warrant evidenced by the Warrant certificate or certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in this Warrant. This Warrant certificate is transferable at the office of the Company in the manner and subject to the limitations set forth in this Warrant.

                  d. The Company hereby represents and covenants that the Warrant Shares (or other securities) received upon exercise of this Warrant are and will be listed, admitted to trading or authorized for quotation on any stock market or securities exchange upon which the Common Stock or any other securities of the Company are then listed, admitted to trading or authorized for quotation.

         5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of `any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

         6. No Rights as Shareholder. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

         7. Transfer of Warrant.

                  a. Warrant Register. The Company will maintain a register ("Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change his address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes.

                  b. Non-transferability and Non-Negotiability of Warrant. This Warrant may not be transferred or assigned. without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company).

         8. Holder's Representations and Warranties.

                  a. Authorization. Holder has full power and authority to enter into this Warrant, and such Warrant constitutes Holder's valid and legally binding obligation, enforceable in accordance with its terms.

                  b. Purchase Entirely, for Own Account. This Warrant has been purchased by the Holder for such Holder's own account, not as a nominee or agent, and not with a view. to the resale or distribution of any part thereof, and such Holder has. no present intention of selling, granting any participation in, or otherwise distributing the same. Such Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to any person with respect to this Warrant or the underlying shares of Common Stock.

                  c. Disclosure of Information. Holder acknowledges it has received all the information such Holder has requested in connection with the acquisition of this Warrant. Holder further represents it has had an opportunity to ask questions and receive answers from the Company, as well as to consult its own legal, tax and other advisors, regarding the information provided and the terms and conditions of this Warrant. Holder represents and warrants that it is prepared to lose its entire interest in this Warrant and the underlying shares of Common Stock and has not relied on the Company or any of the Company's advisors in determining whether to make this investment in the Company.

                  d. Investment Experience. Holder acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in this Warrant and the underlying shares of Common Stock. Such Holder also represents it has not been organized for the purpose of acquiring this Warrant.

                  e. Accredited Investor.

                           (i)  Holder is an  "accredited  investor"  as defined
below and understands the meaning of that term.

                           (ii) The term  "accredited  investor"  as used herein
refers to:

                                    1. Any bank as defined in Section 3(a)(2) of
the Act, or any savings and loan association or other  institution as defined in
Section 3(a)(5(A) of the Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Borrower Act of 1940 or any business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Borrower licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

                                    2. Any private business  development company
as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

                                    3. Any  organization,  described  in Section
501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

                                    4.  Any  director,   executive  officer,  or
general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

                                    5. Any natural  person whose  individual net
worth, or joint net worth with that person's spouse, at the time of his. purchase exceeds $ 1,000,000;

                                    6. Any natural  person who had an individual
income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

                                    7. Any trust with total  assets in excess of
$5,000,000, nor formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment or the issuer believes immediately prior to making any sale that such person comes within this description; or

                                    8. Any  entity  in which  all of the  equity
owners are accredited investors.

                  As used in this Section 8, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 8, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the Holder should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, and deductions claimed for depletion.

                  f. Restricted Securities. The Holder understands that this Warrant and the underlying Common Stock it is purchasing are characterized as "restricted securities" under U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and without registration under such laws and applicable regulations and cannot be resold without registration under the Act, except in certain limited circumstances. In this connection, the Holder represents that it is familiar with SEC Rule 144, as currently in effect, and understands the resale limitations imposed on these securities by the Act.

                  g. Representations by Foreign Investor. The Holder hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for this Warrant and underlying shares of Common Stock, including (i) the legal requirements within its jurisdiction for the acquisition of this Warrant and the purchase of the underlying shares of Common Stock, (ii) any foreign exchange restrictions applicable to such acquisition and purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, purchase, holding, redemption, sale, or transfer of this Warrant and the underlying shares of Common Stock. The Holder's acquisition and its continued beneficial ownership of this Warrant will not violate any applicable securities or other laws of its jurisdiction.

                  h. Compliance with Securities Laws. Unless otherwise provided herein, without in any way limiting the representations set forth above, the Holder further agrees not to make any disposition of all or any portion of this Warrant or any shares of Common Stock to be issued upon exercise hereof unless and until the transferee has agreed in writing for the benefit of the Company to be bound by the terms of this Warrant, provided and to the extent such sections are then applicable, and:

                           (i) There is then in effect a registration  statement
under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                           (ii) The Holder  shall have (1)  notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Act.

         9. Legends. This Warrant and all shares of Common Stock issued upon exercise hereof will bear one or all of the following legends:

                  a. "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE WITH THE ACT."

                  b. Any legend required by the laws of the State of California or other applicable authority, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

         10. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for tile issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Articles to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein) and will be fully paid and nonassessable. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

         11. Amendments and Waivers

                  a. Any term of this Warrant may be amended or waived with the written consent of the Company and the Holder.

                  b. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

         12. Adjustments. The number of shares purchasable hereunder are subject to adjustment from time to time as follows:

                  a. Merger., Sale of Assets, etc. If at any time, while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger (other than a mere reincorporation merger where the subsidiary or affiliate of the Company used to effectuate the reincorporation merger assumes all of the Company's obligations under this Warrant) or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the share's of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then as a part of such. reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon such exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer, if this Warrant had been exercised immediately before the consummation of such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 12. The foregoing provisions of this Section 12.a shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the exercise of this Warrant. If the per share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to. any shares or other property deliverable after that event upon exercise of this Warrant.

                  b. Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change, and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

                  c. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, this Warrant shall thereafter represent the right to acquire such number of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such change, and the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

                  d. Adjustments for Dividends in Stock or Other Securities or PMR. If while this Warrant, or any portion hereof, remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

                  e. Prior Notice of Certain Events. The Company will provide Holder with notice of any merger, asset sale or dividend not less than ten (10) business days prior to the record date for such event.

         13. Miscellaneous.

                  a. Governing Law. This Warrant shall be governed by and construed under the laws of California. The parties to this Warrant hereby (i) irrevocably submit to the jurisdiction of the courts of the State of California, and the Federal courts of the United States sitting in the State of California for the purpose of any., action or proceeding arising out of or relating to this Warrant and any other documents and instruments relating hereto, (ii) agree that all claims in respect of any such action or proceeding may be heard and determined in such courts, (iii) irrevocably waive (to the. extent permitted by applicable law) any objection which it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court as been brought in any inconvenient forum, and (iv) agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced. in other jurisdictions by suit on the judgment or in any other manner permitted by law.

                  b. Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated herein, or at such other address as such party may designate by ten
(10) days' advance written notice to the other parties:

                           To Meltronix:    9577 Chesapeake Drive
                                            San Diego, CA 92123
                                            Attn:  Chief Executive Officer

                           To Transpac:     Transpac Nominees Pte Ltd
                                            6 Shenton Way #20-09
                                            DBS Building Tower Two
                                            Singapore 068809
                                            Attn:  Wong Lin Hong

                  c. Counterparts. This Warrant may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  d. Successor and Assigns. This Warrant shall bind and benefit the Holder and each of its successors and assigns and the Company and each of its successors and assigns.

         IN WITNESS WHEREOF, Meltronix, Inc. and the Holder have caused this Warrant to be executed by one of its duly authorized officers or such other authorized person or entity.

Dated: June 14, 2000

MELTRONIX, INC.                     TRANSPAC NOMINEES PTE LTD
a California corporation


By: /s/ Andrew Wrobel                       By: /s/ Wong Lin Hong
  ---------------------------------             --------------------------------
        Andrew Wrobel, CEO                          Wong Lin Hong, Director

                             NOTICE OF PAID EXERCISE

TO:      MELTRONIX, INC.

         1. The undersigned hereby elects to purchase [Insert Number] shares of Common Stock of Meltronix, Inc. pursuant to Section 4.a of the attached Warrant certificate, and tenders herewith payment of the purchase price for such shares. If said number of shares of Common Stock shall not be all the shares of Common Stock purchasable under the attached Warrant certificate, a new Warrant certificate is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares purchasable thereunder less any fraction of a share paid in cash.

         2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws or unless sold pursuant to Rule 144 of such Act.

         3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                          --------------------------------------
[Insert Name]


TRANSPAC NOMINEES PTE LTD


By:________________________________

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Name:______________________________

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Title:_______________________________







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